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                                                                    Exhibit 10.6



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made effective as of the 9th day of September, 1999 (the "Effective Date") by and between INFINIENT, INC., a New Jersey corporation with its principal place of business at 499 Thornall Street, Edison, New Jersey 08837 (the "Company") and RAJKUMAR KONERU, residing at 10 Chamonix Lane, Morganville, NJ 07751 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to secure the employment of the Executive in accordance with the provisions of this Agreement; and

         WHEREAS, the Executive desires and is willing to accept employment with the Company in accordance herewith.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company pursuant to the terms and conditions of this Agreement as Chief Executive Officer of the Company, or in a position at least commensurate therewith in all material respects, for a term commencing on the Effective Date hereof and expiring on the third anniversary thereof, provided, however, that this Agreement shall automatically be renewed for additional, successive one-year terms unless one party shall have delivered to the other party written notice of termination of this Agreement not less than 60 days prior to the end of the term of the Agreement then in effect.






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         2.  Positions and Duties.

                  (a) Duties. The Executive's duties hereunder shall be those which shall be prescribed from time to time by the Board of Directors in accordance with the bylaws of the Company and shall include such executive duties, powers and responsibilities as customarily attend the office of Chief Executive Officer of a company comparable to the Company. The Executive will hold, in addition to such office, such other executive offices in the Company and its subsidiaries to which he may be reasonably elected, appointed or assigned by the Board of Directors from time to time and will discharge such executive duties in connection therewith. The Executive shall devote his full working time, energy and skill (reasonable absences for vacations and illness excepted) to the business of the Company as is necessary in order to perform such duties faithfully, competently and diligently; provided, however, that notwithstanding any provision in this Agreement to the contrary, the Executive shall not be precluded from devoting reasonable periods of time required for serving as a member or Chairman of boards of companies or organizations which have been approved by the Board of Directors so long as such memberships or activities do not interfere with the performance of the Executive's duties hereunder. The parties agree that the Executive will perform his duties for the Company in the New York City metropolitan area, which for such purpose shall include the Company's current Edison, New Jersey headquarters (the "Work Area") and the Executive's work location may not be moved outside the Work Area without his consent.

         3. Compensation. During the term of this Agreement, the Executive shall receive, for all services rendered to the Company hereunder, the following (hereinafter referred to as "Compensation"):




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                  (a) Base Salary. For the term hereof, the Executive shall be paid an annual base salary equal to two hundred fifty thousand dollars ($350,000). The Executive's base salary shall be payable in equal semi-monthly installments, or at such other more frequent payroll periods as shall from time to time be the Company's normal executive pay periods. Such base salary shall be reviewed periodically, and any increases in the amount thereof shall be determined, by the Board of Directors or a compensation committee formed by the Board of Directors (the "Compensation Committee").

                  (b) Bonuses. The Executive shall be eligible for and shall receive an annual bonus payable within 30 days after the end of each anniversary of the Effective Date. The amount of such bonuses shall be solely within the discretion of the Board of Directors or, if formed, the Compensation Committee thereof, but shall in no event be less than one hundred fifty thousand ($150,000) per year.

                  (c) Incentive Compensation. Promptly after the execution of this Agreement, the Company intends to adopt an employee stock option plan (the "Option Plan") and issue stock options to the initial executive managers of the Company. When the Option Plan is adopted, the Company agrees to issue to the Executive an incentive stock option to acquire such number of shares of Company Stock as shall represent 5% of the outstanding shares of Company Stock on a fully diluted basis on the date of grant, at an exercise price per share which represents the current fair market value per share of the Company Stock as determined in good faith by the Board based on an independent valuation to be obtained by the Company (and in any event such price per share shall not be higher than the lowest exercise price for options granted to any of the Company's other initial






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employee optionholders). One third of such options issued to the Employee shall vest on March 1, 2000 and the remaining two-thirds shall vest in equal monthly amounts over the 30th month period after March 1, 2000, and in the event of an acquisition or a significant change in ownership of the Company (other than the Company's planned IPO and spin off from Intelligroup), all of the Employee's options shall vest immediately.

                    (d) Benefits. The Executive and his "dependents," as that term may be defined under the applicable benefit plan(s) of the Company, shall be included, to the extent eligible thereunder, in any and all plans, programs and policies which provide benefits for employees and their dependents. Such plans, programs and policies may include health care insurance, long term disability plans, life insurance, supplemental disability insurance, supplemental life insurance, holidays and other similar or comparable benefits made available to the Company's senior management.

                  (e) Expenses. Subject to and in accordance with the Company's policies and procedures, the Executive hereby is authorized to incur, and, upon presentation of itemized accounts, shall be reimbursed by the Company for, any and all reasonable and necessary business-related expenses, which expenses are incurred by the Executive on behalf of the Company or any of its subsidiaries.

         4. Absences. The Executive shall be entitled to vacations, absences because of illness or other incapacity, and such other absences, whether for holiday, personal time, or for any other purpose, at the discretion of the Board, and for a minimum of six weeks each year.







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         5. Termination. In addition to the expiration of this Agreement provided for in Section 1 hereof, the Executive's employment hereunder may be terminated as follows:

                  (a) Without Cause. The Company may terminate the Executive's employment hereunder without cause only upon action by the Board of Directors, and upon no less than sixty (60) days prior written notice to the Executive. The Executive may terminate employment hereunder without cause upon no less than sixty (60) days prior written notice to the Company.

                  (b) For Cause, by the Company. The Company may terminate the Executive's employment hereunder for cause immediately and with prompt notice to the Executive, which cause shall be determined in good faith solely by the Board of Directors. "Cause" for termination shall mean the following conduct of the
Executive:

                           (i) the engaging by the Executive in willful conduct
or failure to act which has the result of causing material injury to the Company,

                           (ii) the conviction of the Executive of any crime or
offense constituting fraud or a felony, or

                           (iii) willful failure by the Executive to comply with
any material provision of this Agreement, which failure is not cured (if capable of cure) within thirty (30) days after receipt of written notice of such non-compliance by the Executive.

Termination of the Executive for "Cause" shall mean termination by action of at least a majority of the Company's Board of Directors (excluding the Executive if Executive is a director of the Company) , at a meeting duly called and held upon at least thirty (30) days written notice to the Executive specifying the particulars of the action or inaction alleged to constitute "Cause" and at which meeting the Executive and his counsel were entitled to be present and given adequate opportunity to be heard. Action or inaction by the Executive shall not be considered "willful" unless done or omitted by him intentionally or not in good faith and without reasonable belief that his action or inaction was in the best interest of the Company.




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(c) For Good Reason by Executive. The Executive may terminate employment hereunder for good reason immediately and with prompt notice to the Company. "Good reason" for termination by the Executive shall include, but is not limited to, the following conduct of the Company:

                           (1) Material breach of any provision of this
Agreement by the Company, which breach shall not have been cured by the Company within thirty (30) days of receipt of written notice of said breach;

                           (2) Failure to maintain the Executive in a position
commensurate with that referred to in Section 2 of this Agreement; or

                           (3) The assignment to the Executive of any duties
inconsistent with the Executive's position, authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution of such position, authority, duties or responsibilities, excluding for this purpose any isolated action not taken in bad faith and which is promptly remedied by the Company after receipt of notice thereof given by the Executive.

                  (d) Death. The period of active employment of the Executive hereunder shall terminate automatically in the event of his death.

                  (e) Disability. In the event that the Executive shall be unable to perform duties hereunder for a period of ninety (90) consecutive calendar days by reason of disability as a result of illness, accident or other physical or mental incapacity or disability, the Company may, in its discretion, by giving written notice to the Executive, terminate the Executive's employment hereunder as long as the Executive is still disabled on the effective date of such termination.







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                  (f) Mutual Agreement. This Agreement may be terminated at any time by mutual agreement of the Executive and the Company.

         6. Compensation in the Event of Termination. In the event that the Executive's employment pursuant to this Agreement terminates prior to the end of the term of this Agreement for a reason provided in Section 5 hereof, the Company shall pay the Executive compensation as set forth below:

                  (a) By Executive for Good Reason; By Company Without Cause. In the event that the Executive's employment hereunder is terminated: (i) by the Executive for good reason pursuant to Section 5(c) hereof; or (iii) by the Company without Cause, then the Company shall continue to pay or provide, as applicable, the following compensation to the Executive:

                           (1) Annual base salary as set forth in Section 3(a)
hereof for the full term of this contract; and

                           (2) Continuing coverage, but only to the extent
required by law, for the Executive and his eligible dependents under all of the Company's benefit plans, programs and policies in effect as of the date of termination; and

                           (3) In such event, the Executive's stock options
shall all vest immediately.

                  Such compensation shall continue to be paid or provided, as applicable, in the same manner as before termination, and for a period of time ending on the date when the term of this Agreement would otherwise have expired in accordance with Section 1 of this Agreement. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 6(a) by seeking employment or otherwise, nor shall any amounts received from employment or otherwise by the Executive offset in any manner the obligations of the Company hereunder.






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                  (b) By Company Upon Termination of Agreement Due to
Executive's Death or Disability. In the event of the Executive's death or if the Company shall terminate the Executive's employment hereunder for disability pursuant to Section 5(e) hereof, the base salary payable hereunder shall continue to be paid at the then current rate for three (3) months after the termination of employment to the Executive or his personal representative, as applicable.
                  (c) By Company For Cause or By Executive Without Good Reason. In the event that (i) the Company shall terminate the Executive's employment hereunder for cause pursuant to Section 5(b) hereof or (ii) the Executive shall terminate employment hereunder without "good reason" as provided in Section 5(c) hereof, the Company shall not be obligated to pay the Executive any compensation except for salary and other Compensation which may have been earned and are due and payable but which have not been paid as of the effective date of termination.

         7. Effect of Termination. In the event of expiration or early termination of this Agreement as provided herein, neither the Company nor the Executive shall have any remaining duties or obligations hereunder except that:

                  (a) The Company shall:

                           (1) Pay the Executive's accrued salary and any other
accrued benefits under Section 3 hereof;

                           (2) Reimburse the Executive for expenses already
incurred in accordance with Section 3(e) hereof;





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                           (3) To the extent required by law, pay or otherwise
provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any benefit plan of which the Executive or any of his dependents is or was a participant; and

                           (4) Pay the Executive or his beneficiaries any
compensation due pursuant to Section 6 hereof; and

               (b) The Executive shall remain bound by the terms of Section 8 hereof and Exhibit A attached hereto.

         8. Restrictive Covenant. (a) The Executive acknowledges and agrees that he has access to secret and confidential information of the Company and its subsidiaries and that the following restrictive covenant is necessary to protect the interests and continued success of the Company. Except as otherwise expressly consented to in writing by the Company, until the termination of the Executive's employment (for any reason and whether such employment was under this Agreement or otherwise) and thereafter for twelve (12) months (the "Restricted Period"), the Executive shall not, directly or indirectly, acting as an employee, owner, shareholder, partner, joint venturer, officer, director, agent, salesperson, consultant, advisor, investor or principal of any corporation or other business entity:

                   (ii) request or otherwise attempt to induce or influence, directly or indirectly, any present customer or supplier, or prospective customer or supplier, of the Company, or other persons sharing a business relationship with the Company, to cancel, limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company; or





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                  (iii) hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, any executive of the Company or any Affiliate, as such term is defined in the Securities Act of 1933, as amended, to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company.

                  (c) Nothing in this Section 8, whether express or implied, shall prevent the Executive from being a holder of securities of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended; provided, however, that the Executive holds of record and beneficially less than five percent (5%) of the votes eligible to be cast generally by holders of securities of such company for the election of directors.
                  (d) Executive acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Section 8 by Executive the Company may suffer irreparable harm and, therefore, the Company shall be entitled, to the extent permissible by law, immediately to cease to pay or provide the Executive any compensation being, or to be, paid or provided to him pursuant to Sections 3 or 6 of this Agreement, and also to obtain immediate injunctive relief restraining the Executive from conduct in breach or threatened breach of the covenants contained in this Section 8. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

         9. Waiver. The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party hereto.





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         10. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly assume its obligations hereunder. This Agreement shall inure to the benefit of and be enforceable by the Executive or his legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Executive may not assign any of its duties, responsibilities, obligations or positions hereunder to any person and any such purported assignment by him shall be void and of no force and effect.

         11. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested -- in the case of the Executive, to his residence address as set forth above, and in the case of the Company, to the address of its principal place of business as set forth above, in care of the Board of Directors -- or to such other person or at such other address with respect to each party as such party shall notify the other in writing. Notice shall be deemed effective upon receipt by the other party.

         12.  Construction of Agreement.
                  (a) Governing Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its principles regarding conflicts of law.

                  (b) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.





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                  (c) Headings. The descriptive headings of the several
paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         13. Entire Agreement. This Agreement contains the entire agreement of the parties concerning the Executive's employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or ti fail to extend this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Executive has set his hand, all as of the day and year first above written.


                              INFINIENT, INC.


                              By:  /s/ Ravi Singh
                                 -------------------------------
                                   Name:   Ravi Singh
                                   Title:  EVP & Chief Financial Officer


                              EXECUTIVE

                              /s/ Rajkumar Koneru
                              ----------------------------------
                              Rajkumar Koneru






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